Exhibit 99.1

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED AND ITS CONTROLLED ENTITIES
ABN 28 605 884 848

Financial Report for the Half Year ended
30 September 2017

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
TABLE OF CONTENTS

Table of Contents

DIRECTORS' REPORT	1
AUDITOR'S INDEPENDENCE DECLARATION	4
CONSOLIDATED STATEMENT OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME	5
CONSOLIDATED STATEMENT OF FINANCIAL POSITION	6
CONSOLIDATED STATEMENT OF CHANGES IN EQUITY	7
CONSOLIDATED STATEMENT OF CASH FLOWS	8
NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS	9
DIRECTORS' DECLARATION	18
INDEPENDENT AUDITOR'S REVIEW REPORT	19

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
DIRECTORS' REPORT

The Directors of Winha Commerce and Trade International Limited (the "Company") submit herewith the interim Financial Report on the Company and its controlled entities (the "Group") for the half year ended 30 September 2017.
In order to comply with the provisions of the Corporations Act 2001, the Directors report as follows:
Directors
Details of the Directors of the Company in office at any time during or since the end of the financial year and at the date of this report are:
Mr Zhouwei Zhong	Executive Chairman
Mr Zhifei Huang	Executive Director and Chief Executive Officer
Mr Huiwen Huang	Non-Executive Director
Mr Nelson Lay	Non-Executive Director
Mr Raymond Lim	Non-Executive Director (appointed 18 July 2017)
Mr Peter Beer	Non-Executive Director (Resigned 5 July 2017)
The Hon Andrew Thomson	Non-Executive Director (resigned 23 August 2017)
Company Secretary
Mr Justyn Stedwell	Company Secretary
Principal Activities
The Group operates a business in China retailing specialty products, as well as franchises that operate using the Group's trade names, store styles and other resources.  The stores are supplemented by a restaurant business that also uses the Group's produce and trade names.
The WINHA business operates solely within the People's Republic of China, and it owns a 49% interest in Flavours Fruit & Veg Pty Ltd.
Operating Results and Financial Position
During the period the Group made a profit of $5.515 million (2016: $11.184 million) after a tax expense of $3.120 million (2016: $3.848 million).  The result for the current half year was significantly impacted by an impairment of agricultural assets, and related lease prepayments, amounting to $2.703 million.  In addition, the Group also impaired its investment in Flavours, which resulted in a loss of $0.765 million including the equity accounted loss for the period.
Net assets at 30 September 2017 were $42.559 million (31 March 2016: $39.858 million), constituted largely of cash and cash equivalents of $20.344 million (31 March 2016: $16.275 million) and trade and other receivables of $12.621 million (2016: $16.198 million).  The Group's investment in agricultural assets, including prepaid leases, amounted to $10.004 (31 March 2017: $10.273 million).
The Group generated $10.297 million (2016: $7.322 million) in cash from operations.
Rounding of Amounts
The amounts contained in this report and in the interim financial report have been rounded to the nearest $1,000 (where rounding is applicable) under the option available to the company under ASIC Corporations (Rounding in Financial/Directors' Reports) Instrument 2017/191.  The company is an entity to which the Class Order applies. Amounts in the directors' report have been rounded off in accordance with the Class Order to the nearest thousand dollars, or in certain cases, to the nearest dollar.

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
DIRECTORS' REPORT

After Balance Date Events
Subcontracting Agreements:
After the balance date Zhongshan WINHA Electronic Commerce Co., Ltd ("E-Commerce") has entered into a number of contractual arrangements in relation to the existing agricultural assets. The contractual arrangements cover a number of the land leases, and the associated agricultural assets that exist on the land leased, including bearer plants and farming equipment.  The agreements entered into fall into the following types: -
-	Tripartite Contract of Land Subcontracting – fruits and vegetable planting;
E-Commerce holds 10 land lease service agreements for vegetable crops and farms.  It has entered into tripartite contracts agreements with the technical administrators and a third-party transferee for four of the land lease farms. The term of the each of the agreements is less than one year.  Under the agreements E-Commerce has voluntarily transferred to the third-party transferee the right to use and operate the farms and its entitlement to all the nursery stock on the land. As a result of the agreements E-Commerce has relinquished its rights of ownership to the farms, and all vegetables and plants therein.
The amounts payable by the third-party transferees to E-Commerce across all these agreements is RMB0.590 million, all payable within a year of the reporting date. This amounts to $0.113 million at year end rates of RMB5.2359 to $1. The agreements also provide that the E-Commerce may acquire vegetables from the third-party transferees with a 20% discount on market wholesale prices should E-Commerce have the demand.
Upon expiration of the agreements the land use right for the contracted land will revert to the land owners. However, E-Commerce is entitled to priority of renewal in accordance with the relevant land lease service agreement.
There is a further tripartite contract in relation to a fruit orchard.  The terms are the same, however the term of the agreement is from October 2017 to September 2026.  Payments from the third party are scheduled over the duration of the contract and amount to RMB5.576 million ($1.0650 million). E-Commerce can purchase produce at a 20% discount from market wholesale with an annual limit of 53,400kg/year.
-	Supplementary Agreement of Land Lease Service;
E-Commerce has entered into supplementary agreements with the technical administrators of the remaining six land lease farms.  The agreements transfer control and use of the land for crop growing to the counterparty.  As a result of the agreement E-Commerce has relinquished its rights of ownership to the farms, and all vegetables and plants therein.
The amounts payable by the counterparties across all these agreements is RMB1.038 million, all payable within a year of the reporting date. This amounts to $0.198 million at year end rates. The agreement also provides that the E-Commerce may acquire vegetables from the counterparty with a 20% discount on market wholesale prices should E-Commerce have the demand.
Upon expiration of the agreements the land will revert to the land owners. However, E-Commerce is entitled to priority of renewal in accordance with its land lease service agreement.
-	Subcontracted Agreement for Land Contracted Management Right
E-Commerce has entered into seven subcontracted agreements in relation to fruit orchards. Under the agreements E-Commerce has agreed to transfer the land use rights in relation to the fruit orchards and its contracted fruit trees to the counterparties for managing, along with all nursery stock on the land. The term of each subcontracted agreement is from October 2017 to September 2026. The counterparties will pay E-Commerce subcontracting fees over the duration of the agreement and can only use the land for planting crops.
The total amounts receivable under the contracts total RMB28.583 million ($5.459 million). E-Commerce can purchase produce from the counterparty at 20% discount from wholesale market prices subject to an annual limit.
As a result of the above, the Group incurred an impairment charge of approximately $2.703 million for written off bearer plants, plant and equipment and prepaid leases in respect of these leases.

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
DIRECTORS' REPORT

ASX Enquiries and Suspension of Trading:
On 30th November 2017 the Company's shares were suspended from trading pending a response being provided to sundry enquiries from the ASX.  The Company provided a response to the ASX on 7 December 2017, and is awaiting further response from the ASX, as at the date of this report.

The Board is not aware of any other matter or circumstance not otherwise dealt with in these financial statements that has significantly or may significantly affect the operation of the Group, the results of those operations, or the state of affairs of the Group in subsequent financial years.
Signed in accordance with a resolution of the Directors made pursuant to s.303 (4) of the Corporations Act 2001.
On behalf of the Directors

Zhouwei Zhong
Chairman
12 December 2017

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
AUDITORS' INDEPENDENCE DECLARATION

As lead auditor for the review of Winha Commerce and Trade International Limited for the half year ended 30 September 2017, I declare that to the best of my knowledge and belief, there have been:
(a)	no contraventions of the auditor independence requirements of the Corporations Act 2001 in relation to the review; and
(b)	no contraventions of any applicable code of professional conduct in relation to the review.
This declaration is in respect of Winha Commerce and Trade International Limited and the entities it controlled during the period.

31 August 2017
Melbourne

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
CONSOLIDATED STATEMENT OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME
FOR THE HALF YEAR ENDED 30 SEPTEMBER 2017

	Note	2017 $'000	2016 $'000
Continuing operations
Revenue from sale of goods	3	46,845	37,567
Cost of goods sold		(28,932)	(19,569)
		17,913	17,998

Other income		4	7

Share of losses arising from associate		(46)	-

Selling expenses		(3,586)	(1,294)
General and administrative expenses		(1,876)	(1,530)
Corporate expenses		(340)	-
Financial expenses		(12)	(149)
Impairment of non-current assets		(3,422)	-
Profit/(loss) before income tax		8,635	15,032
Income tax expense		(3,120)	(3,848)
Net Profit/(loss) for the period		5,515	11,184

Other Comprehensive income/(loss)
Items that may be reclassified to profit or loss in the future:
Exchange differences on translation of foreign operations		573	(422)
Other comprehensive loss net of tax		573	(422)

Total comprehensive income/(loss)		6,088	10,762
Net Profit/(loss) for the period is attributable to:
Non-controlling interest		-	-
Owners of Winha Commerce and Trade International Limited		5,515	11,184
		5,515	11,184
Total comprehensive income/(loss) for the year is attributable to:
Non-controlling interest		-	-
Owners of Winha Commerce and Trade International Limited		6,088	10,762
		6,088	10,762

Basic earnings per share (cents per share)		5.73	16.44
Diluted earnings per share (cents per share)		5.73	16.44

The above statement should be read in conjunction with the accompanying notes.

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
CONSOLIDATED STATEMENT OF FINANCIAL POSITION
FOR THE HALF YEAR ENDED 30 SEPTEMBER 2017

	Note	30 September 2017 $'000	31 March 2017 $'000
Current Assets
Cash and cash equivalents		20,344	16,275
Trade and other receivables		12,621	16,198
Inventory		1,267	231
Prepayment		2,631	1,554
Total Current Assets		36,863	34,258

Non-Current Assets
Equity accounted investment	4	-	765
Property, plant and equipment	5	8,293	8,164
Intangible assets		3	4
Prepayments		425	1,408
Total Non-Current Assets		8,721	10,341
Total Assets		45,584	44,599

Current Liabilities
Trade and other payables		374	614
Related party loans		346	40
Revenue in advance		328	609
Income tax payable		1,977	3,478
Total current liabilities		3,025	4,741
Total Liabilities		3,025	4,741
Net Assets/(liabilities)		42,559	39,858

Equity
Issued capital	6	7,366	7,366
Retained earnings		12,741	10,272
Statutory reserve fund	8	807	1,723
Other reserves	7	21,645	20,497
Total Equity		42,559	39,858

The above statement should be read in conjunction with the accompanying notes.

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
FOR THE HALF YEAR ENDED 30 SEPTEMBER 2017

	Issued capital	Retained earnings	Statutory reserve	Other reserve	Total
	$'000	$'000	$'000	$'000	$'000

At 1 April 2016	-	(418)	-	-	(418)

Profit for the period	-	11,184	-	-	11,184
Other comprehensive income	-	-	-	(422)	(422)
Total comprehensive income for the half year	-	11,184	-	(422)	10,762

Appropriation of statutory reserve		(667)	667	-	-

Transactions with owners in their capacity as owners:

Issue of shares	-	-	-	-	-
Acquisition of Group entities	-	-	1,083	22,303	23,386

As at 30 September 2016	-	10,099	1,750	21,881	33,730

	Issued capital	Retained earnings	Statutory reserve	Other reserve	Total
	$'000	$'000	$'000	$'000	$'000

At 1 April 2017	7,366	10,272	1,723	20,497	39,858

Profit for the half year	-	5,515	-	-	5,515
Other comprehensive income	-	-	(575)	1,148	573
Total comprehensive income for the half year	-	5,515	(575)	1,148	6,088

Reversal of appropriation of statutory reserve	-	341	(341)	-	-

Transactions with owners in their capacity as owners:

Dividends paid	-	(3,387)	-	-	(3,387)

As at 30 September 2017	7,366	12,741	807	21,645	42,559

The above statement should be read in conjunction with the accompanying notes.

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE HALF YEAR ENDED 30 SEPTEMBER 2017

Note	2017 $'000	2016 $'000
Cash flows from operating activities

Receipts from customers	50,147	33,387
Payments to suppliers and employees	(35,223)	(22,182)
Interest received	4	7
Finance costs	(12)	(21)
Income and other taxes paid/received	(4,619)	(3,869
Net cash provided by/(used in) operating activities	10,297	7,322

Cash flows from investing activities

Payments for purchase of property, plant & equipment	(3,847)	(18,660)
Net cash acquired on acquisition of WINHA	-	28,142
Net cash (used in)/provided by investing activities	(3,847)	9,482

Cash flows from financing activities
Loans repaid to ultimate parent entity		(7,745)
Dividends paid	(3,387)	-
Net cash (used in) financing activities	(3,387)	(7,745)

Net (decrease)/increase in cash held	3,063	9,059

Cash and cash equivalents at the beginning of the period	16,275	-
Effects of exchange changes on the balances held in foreign currencies	1,006	(447)
Cash and cash equivalents at the end of the period	20,344	8,612

The above statement should be read in conjunction with the accompanying notes.

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
FOR THE HALF YEAR ENDED 30 SEPTEMBER 2017

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(a). BASIS OF PREPARATION
This general purpose interim financial report for the half year ended 30 September 2017 has been prepared in accordance with the Corporations Act 2001 and AASB 134 'Interim Financial Reporting', for the Company and its controlled entities as a consolidated group (the "Group"). Compliance with AASB 134 ensures compliance with International Financial Reporting Standard IAS 34 'Interim Financial Reporting'. The Group is a "for-profit" entity for financial reporting purposes under Australian Accounting Standards.
The half year financial report does not include notes of the type normally included in an annual financial report and therefore cannot be expected to provide as full an understanding of the financial performance, financial position and financing and investing activities of the Group as the full financial report.
It is recommended that the half year financial report be read in conjunction with the annual report for the year ended 31 March 2017 and considered together with any public announcements made by WINHA Commerce and Trade International Limited during the half year ended 30 September 2017 in accordance with the continuous disclosure obligations of the ASX listing rules.  Comparative figures have been adjusted to conform with changes in presentation for the current period.
The accounting policies and methods of computation are consistent with those adopted in the most recent annual financial report.
The Group's principal activities is retailing specialty products through franchises that operate using the Group's trade names, store styles and other resources.  The stores are supplemented by a restaurant business that also uses the Group's produce and trade names.
New, Revised or Amending Accounting Standards and Interpretations Adopted
The Group has adopted all applicable new and amended Australian Accounting Standards and AASB Interpretations as of 1 April 2017 that are mandatory to the current reporting period.  There has been no material impact on the financial statements or performance of the Group resulting from these new and amended Australian Accounting Standards.
Impact of standards issued but not yet applied by the entity
Certain new accounting standards, amendments to accounting standards and interpretations have been published that are not yet mandatory for the current reporting period and have not been early adopted by the Group.  The major accounting standards that have not been early adopted, but will be applicable to the Group in future reporting years, are detailed below.  Apart from these standards, the Group has considered other accounting standards that will be applicable in future years, however they have been considered insignificant to the Group.
•
AASB 9 'Financial Instruments' includes requirements for the classification and measurement of financial assets resulting from the first part of Phase 1 of the project to replace AASB 139 'Financial Instruments: Recognition and Measurement', which becomes mandatory for reporting periods beginning on or after 1 January 2018. As the Group's financial instruments are restricted largely to trade receivables and payables the directors do not expect the adoption of this accounting standard to materially impact the results or disclosures within the financial report.

•
AASB 15 establishes a comprehensive framework for determining whether, how much and when revenue is recognised. It replaces existing revenue recognition guidance, including IAS 18 'Revenue', IAS 11 'Construction Contracts', and IFRIC 13 'Customer Loyalty Programmes'. AASB 15 is effective for annual reporting periods beginning on or after 1 January 2019, with early adoption permitted.  The Group's revenues are generated from activities that do not involve significant contractual elements.  As such, the directors expect there to be no impact upon the Group's reporting of revenue.  The Group does generate some revenue from franchise and management fees.  The impacts on of adoption of the new standard are still being considered, although the directors expect there to be limited impact as the contracts do not involve the delivery of services or goods over periods of time.

•
AASB 16 'Leases' introduces a single lessee accounting model and requires a lessee to recognise assets and liabilities for all leases with a term of more than 12 months, unless the underlying asset is of low value. This standard becomes mandatory for reporting periods beginning on or after 1 January 2019.  The directors have yet to complete their assessment of how the adoption of this accounting standard will impact the financial report.  The Group is subject to a number of lease arrangements in relation to the agricultural assets, including subleases entered into after the year end.  The first financial report that adoption of the standard will impact the financial report is for the year ended 31 March 2020, with comparative period to 31 March 2019.

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
FOR THE HALF YEAR ENDED 30 SEPTEMBER 2017

Rounding Amounts
The company is of a kind referred to in ASIC Corporations (Rounding in Financial/Directors' Reports) Instrument 2017/191 and in accordance with that Class Order, amounts in the financial statements have been rounded off to the nearest thousand dollars, or in certain cases, to the nearest dollar.
Comparatives
Where necessary, comparative information has been reclassified and repositioned for consistency with current year disclosures. The comparatives presented for the Statement of Profit or Loss and Other Comprehensive Income, the Statement of Changes in Equity and the Statement of Cash Flows relate to the period from 1 April 2016 to 30 September 2016. The comparatives in the Statement of Financial Position relate to the balances at 31 March 2017.
2. SEGMENT INFORMATION
The operating segments are based on the units identified in the operating reports reviewed by the Board and executive management and that are used to make strategic decisions, in conjunction with the quantitative thresholds established by AASB 8 Operating Segments.  As such, there are four identifiable and reportable segments each of which is outlined below.
-
The E-commerce segment incorporates the sale of speciality goods via online orders and other direct methods. This assets and operations of the segment reside within the Zhongshan Winha business. The segment includes all the bearer plants and related assets.

-	The Supermarket segment resides within the Zhongshan Winha business.
-	The Restaurant segment resides within the Zhongshan Winha business.
-	The Corporate and Other segment, which comprises:
•	Corporate costs that are not directly attributable to operational business units, including the aren't entity operations; and
•	The net assets and business operations of C&V International Holdings Co., Ltd, Winha International Investments Holding Co., Ltd and Shenzhen WANHA Information Technology Co., Ltd.
•	The investment in, and proportion of equity accounted loss from, Flavours Fruit & Veg Pty Ltd.
Management measures the performance of the segments identified at the 'net profit after tax' level.
2017	E-commerce	Supermarket	Restaurant	Corporate and Other	Total
	$'000		$'000	$'000	$'000
Revenue
External sales	44,705	325	4,406	-	49,436
Inter-segment revenue	(2,591)	-	-	-	(2,591)
Segment revenue	42,114	325	4,406		46,845

Equity accounted loss	-	-	-	(46)	(46)
Impairment expense:
Equity accounted investment	-	-	-	(719)	(719)
Prepaid leases	(606)	-	-	-	(606)
Agricultural assets	(2,097)	-	-	-	(2,097)
	(2,703)	-	-	(719)	(3,422)

Profit/(Loss) after income tax expense	5,500	157	1,057	(1,199)	5,515

Segment assets	42,337	1,465	1,490	292	45,584

Segment liabilities	2,535	5	204	281	3,025

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
FOR THE HALF YEAR ENDED 30 SEPTEMBER 2017

	E-commerce	Supermarket	Restaurant	Corporate and Other	Total
30 September 2016	$'000		$'000	$'000	$'000
Revenue
External sales	36,888	1,618	4,079	-	42,585
Inter-segment revenue	(5,018)	-	-	-	(5,018)
Segment revenue	31,873	1,618	4,079		37,567

Profit/(Loss) after income tax expense	10,304	359	1,142	(621)	11,184

31 March 2017 Segment assets	39,617	1,479	657	2,846	44,599

Segment liabilities	4,122	122	317	180	4,741

3. REVENUE AND OTHER INCOME	Note	2017 $000	2016 $000

Revenue from Continuing Operations
E-commerce revenue		39,236	27,068
Supermarket revenue		325	1,618
Restaurant revenue		4,406	4,079
Franchise revenue and management fees		2,878	4,802

		46,845	37,567

4. EQUITY ACCOUNTED INVESTMENT

	30 September 2017 $000	31 March 2017 $000

Investment in Associates	-	765

Reconciliation of movement in carrying amounts
Balance at the beginning of the period	765	-
Acquired during the period		3,000
Share of loss for the period	(46)	(1,071)
Impairment	(719)	(1,164)
	-	765

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
FOR THE HALF YEAR ENDED 30 SEPTEMBER 2017

ASSOCIATE	PRINCIPAL ACTIVITY	COUNTRY OF INCORPORATION	INTEREST 30 SEPTEMBER 2017	INTEREST 31 MARCH 2017	CARRYING AMOUNT OF INTEREST 30 SEPTEMBER 2017	CARRYING AMOUNT OF INTEREST 31 MARCH 2017
			%	%	$000	$000
Flavours Fruit & Veg Pty Ltd	Food wholesale	Australia	49	49	-	765

During the year ended 31 March 2017 the Company acquired 49% of the share capital of Flavours Fruit & Veg Pty Ltd, a Company registered in Australia, for $3 million.  The Company has an option to acquire the remaining 51% of the share capital. During the current period Flavours has made an operating loss of $0.094 million. Consequently, the Company has carried out an impairment review that considered the carrying value of the investment in Flavours.  As a result of this review the Company has determined the carrying value of the Company's investment to be $0. The Company has therefore recorded an impairment of $0.719 million.

	2017	2016
5. PROPERTY, PLANT AND EQUIPMENT	$000	$000

Bearer plants – at cost	16,134	14,209
Less accumulated impairment	(9,039)	(7,096)
Less accumulated depreciation	(105)	-
	6,990	7,113

Farm plant equipment – at cost	579	574
Less accumulated impairment	(444)	(220)
Less accumulated depreciation	(135)	(134)
	-	220

Office furniture – at cost	572	503
Less accumulated depreciation	(269)	(210)
	303	293

Electronic equipment – at cost	339	336
Less accumulated depreciation	(207)	(171)
	132	165

Motor vehicles – at cost	448	443
Less accumulated depreciation	(152)	(106)
	296	337

Restaurant equipment – at cost	780	44
Less accumulated depreciation	(208)	(8)
	572	36

Total Assets	8,293	8,164

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
FOR THE HALF YEAR ENDED 30 SEPTEMBER 2017

(a)	Carrying value of bearer plants and related assets
At 30 September 2017 the Group has considered the assets, and the factors used in the discounted cash flow model used in the impairment review of the assets at 31 March 2017.  After the balance date the Group subleased a number of its fruit orchards and vegetable plots.  Consequently, the carrying value of these land leases and assets has been written down to the value of the future contracted cash flows, discounted to account for the risk arising from the length of the sublease. An impairment of RMB14.086 million has been recorded as a result, translating to an impairment expense of $2.703 million at average rates of RMB5.212 to $1. $2.097 million was recorded against agricultural assets classified as property, plant and equipment, with $0.606 million recorded against operating lease prepayments.
The remaining agricultural assets remain subject to the same operational risks as at 31 March 2017, and none of these risk factors have changed significantly with the passage of time.  Accordingly, the directors have determined that the discounted cash flow model used at 31 March 2017 remains appropriate as a basis for impairment review.  Consequently, no further impairment has been recorded against these assets.

6. CONTRIBUTED EQUITY
	NUMBER OF SHARES		SHARE CAPITAL
	30 September 2017	31 March 2017	30 September 2017 $'000	31 March 2017 $'000
Ordinary shares – fully paid (no par value)	96,271,191	96,271,191	7,366	7,366
Total Share Capital			7,366	7,366

Terms and Conditions of Issued Capital
Ordinary Shares
Ordinary shares entitle the holder to participate in dividends and the proceeds on winding up of the Company in proportion to the number of shares held. On a show of hands each holder of ordinary shares present at a meeting in person or by proxy is entitled to one vote, and upon a poll each share is entitled to one vote.
7. RESERVES
	30 September 2017 $'000	31 March 2017 $'000
Foreign currency translation reserve	(658)	(1,806)
Other reserve – common control transaction	22,303	22,303
	21,645	20,497

 Nature and Purpose of Reserves
Foreign currency translation reserve
This reserve is used to record the exchange differences arising on translation of foreign operations where the foreign operations functional currency is different from the Group's presentation currency.
Common control transaction
During the year ended 31 March 2017, the Company completed the acquisition of the C&V Group of companies. After completion, the ultimate controlling party prior to the acquisition and the restructure of the group remained the ultimate controlling party of the group post-acquisition due to the interest it holds in Winha Commerce and Trade International Limited. Consequently, this transaction was deemed to be between entities under common control. As a 'transaction between companies under common control' the acquisition does not meet the definition of a business combination as per AASB 3 Business Combinations.
As a result, the Company has incorporated the assets and liabilities of the entities acquired at their pre-combination carrying amounts without fair value uplift. This accounting treatment is applied on the basis that there is no substantive economic change. No goodwill has been recorded as part of the transaction, instead, any difference between the cost of the transaction and the carrying value of the net assets acquired has been recorded in equity.

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
FOR THE HALF YEAR ENDED 30 SEPTEMBER 2017

8. STATUTORY RESERVE
Pursuant to the China Foreign Investment Enterprises laws, the Company's China‑based subsidiaries, are required to make appropriations from their after‑tax profit as determined under generally accepted accounting principles in the PRC (the "after‑tax‑profit under PRC GAAP") to a general non‑distributable reserve fund. Each year, at least 10% of each entity's after‑tax‑profit under PRC GAAP is required to be set aside as general reserve fund until such appropriations for the fund equal 50% of the paid‑in capital of the applicable entity.
The general reserve fund is restricted to set off against losses, expansion of production and operations and increasing registered capital of the respective company. The fund is not allowed to be transferred to the Company in terms of cash dividends, loans or advances, nor is it allowed for distribution except under liquidation.
9. DIVIDENDS
The Company has not proposed to pay dividends at 30 September 2017.  The total dividend paid during the half year ended 30 September 2017 is as follows:
	30 September 2017 $'000	31 March 2017 $'000
Final dividend paid 31 August
Unfranked dividend on income shares of 3.5179 cents per share	3,387	-

10. CONTROLLED ENTITIES
	COUNTRY OF INCORPORATION	EQUITY HOLDINGS

NAME OF ENTITY		PRINCIPAL ACTIVITY	30 September 2017%	31 March 2017%
C&V International Holdings Co., Ltd	Cayman Islands	No trading activities	100	100
WINHA International Investment Holding Co., Ltd	Hong Kong	No trading activities	100	100
Shenzhen WANHA Information Technology Co., Ltd	PR China	No trading activities	100	100
Zhongshan WINHA Electronic Commerce Co., Ltd	PR China	E-Commerce	100	100
Zhongshan WINHA Supermarket Co., Ltd	PR China	Retail	100	100
Zhongshan WINHA Catering Management Co., Ltd	PR China	Restaurant	100	100
The ultimate parent entity of the Group is Winha International Group Ltd., a company incorporated in the USA.

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
FOR THE HALF YEAR ENDED 30 SEPTEMBER 2017

11. COMMITMENTS
Operating Leases
After the balance date the Group has entered into a number of subleases.  This does not change the Group's lease commitments however, it does expect to receive amounts from third parties that will cover the lease payment amounts paid to date and due.
Capital commitments
There are no significant changes to capital commitments from those disclosed in the Financial Report for the year ended 31 March 2017.
12. CONTINGENT LIABILITIES
There are no matters which the Group consider would result in a contingent liability as at the date of this report.
13. EVENTS OCCURRING AFTER REPORTING DATE
Subcontracting Agreements:
After the balance date Zhongshan WINHA Electronic Commerce Co., Ltd ("E-Commerce") has entered into a number of contractual arrangements in relation to the existing agricultural assets. The contractual arrangements cover a number of the land leases, and the associated agricultural assets that exist on the land leased, including bearer plants and farming equipment.  The agreements entered into fall into the following types: -
-	Tripartite Contract of Land Subcontracting – fruits and vegetable planting;
E-Commerce holds 10 land lease service agreements for vegetable crops and farms.  It has entered into tripartite contracts agreements with the technical administrators and a third-party transferee for four of the land lease farms. The term of the each of the agreements is less than one year.  Under the agreements E-Commerce has voluntarily transferred to the third-party transferee the right to use and operate the farms and its entitlement to all the nursery stock on the land. As a result of the agreements E-Commerce has relinquished its rights of ownership to the farms, and all vegetables and plants therein.
The amounts payable by the third-party transferees to E-Commerce across all these agreements is RMB0.590 million, all payable within a year of the reporting date. This amounts to $0.113 million at year end rates of RMB5.2359 to $1. The agreements also provide that the E-Commerce may acquire vegetables from the third-party transferees with a 20% discount on market wholesale prices should E-Commerce have the demand.
Upon expiration of the agreements the land use right for the contracted land will revert to the land owners. However, E-Commerce is entitled to priority of renewal in accordance with the relevant land lease service agreement.
There is a further tripartite contract in relation to a fruit orchard.  The terms are the same, however the term of the agreement is from October 2017 to September 2026.  Payments from the third party are scheduled over the duration of the contract and amount to RMB5.576 million ($1.0650 million). E-Commerce can purchase produce at a 20% discount from market wholesale with an annual limit of 53,400kg/year.
-	Supplementary Agreement of Land Lease Service;
E-Commerce has entered into supplementary agreements with the technical administrators of the remaining six land lease farms.  The agreements transfer control and use of the land for crop growing to the counterparty.  As a result of the agreement E-Commerce has relinquished its rights of ownership to the farms, and all vegetables and plants therein.
The amounts payable by the counterparties across all these agreements is RMB1.038 million, all payable within a year of the reporting date. This amounts to $0.198 million at year end rates. The agreement also provides that the E-Commerce may acquire vegetables from the counterparty with a 20% discount on market wholesale prices should E-Commerce have the demand.
Upon expiration of the agreements the land will revert to the land owners. However, E-Commerce is entitled to priority of renewal in accordance with its land lease service agreement.

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
FOR THE HALF YEAR ENDED 30 SEPTEMBER 2017

-	Subcontracted Agreement for Land Contracted Management Right
E-Commerce has entered into seven subcontracted agreements in relation to fruit orchards. Under the agreements E-Commerce has agreed to transfer the land use rights in relation to the fruit orchards and its contracted fruit trees to the counterparties for managing, along with all nursery stock on the land. The term of each subcontracted agreement is from October 2017 to September 2026. The counterparties will pay E-Commerce subcontracting fees over the duration of the agreement and can only use the land for planting crops.
The total amounts receivable under the contracts total RMB28.583 million ($5.459 million). E-Commerce can purchase produce from the counterparty at 20% discount from wholesale market prices subject to an annual limit.
As a result of the above, the Group incurred an impairment charge of approximately $2.703 million for written off bearer plants, plant and equipment and prepaid leases in respect of these leases.
ASX Enquiries and Suspension of Trading:
On 30th November 2017 the Company's shares were suspended from trading pending a response being provided to sundry enquiries from the ASX.  The Company provided a response to the ASX on 7 December 2017, and is awaiting further response from the ASX, as at the date of this report.
Other than this matter the directors are not aware of any matter or circumstance not otherwise dealt with in these financial statements that has significantly or may significantly affect the operation of the Group, the results of those operations, or the state of affairs of the Group in subsequent financial years.
14. SIGNIFICANT RESTRICTIONS
Other than the following, there are no significant restrictions over the Group's ability to access of use assets, and settle liabilities of the Group:
According to Chinese laws and regulations, if the Company needs to finance its Chinese operations in the future, it can provide funding by means of capital contributions to Zhongshan Winha.  These funds would be subject to applicable government registration and approval requirements.
In October 2005, the National Administration of Foreign Exchange published the Notice of Domestic Residents Financing through Specific Companies Overseas and Returned Investments of Foreign Exchange Administration Issues (Document 75), which came into operation on November 1, 2005. Under Document 75, PRC residents must apply for overseas foreign exchange investment clearance from the PRC Foreign Exchange Administration and Foreign Exchange Bureau to invest in specific types of overseas companies.
Current Chinese regulations allow the Company's China Subsidiaries to pay dividends to the Company, but this is subject to applicable regulatory requirements. In addition, the Company has no direct business operations in China, other than indirect ownership of subsidiaries, which may limit the payment of dividends to the Company.
Cash transfers from Chinese subsidiaries to their parent companies outside China are subject to government control of currency conversion, and the Company may receive the majority or all of its revenues in RMB. Under the current corporate structure of the WINHA group, the Company's income is primarily derived from its Chinese Subsidiaries.  Under existing Chinese foreign exchange regulations, payment of current account items, including profit distributions, interest payments and expenditures from trade-related transactions can be made in foreign currency without prior regulatory approval by complying with certain procedural requirements.
As profit and dividends are current account items, the profit and dividends generated in China may be paid to shareholders outside China without prior approval, as long as the Company complies with certain procedural requirements. However, the Chinese government also may, at its discretion, restrict access in the future to foreign currencies for current account transactions. If changes to the foreign exchange control system prevents the Company's Chinese Subsidiaries from obtaining sufficient foreign currency to satisfy their currency demands, they may not be able to pay dividends in foreign (non-RMB) currencies to the Company.

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
FOR THE HALF YEAR ENDED 30 SEPTEMBER 2017

Any inability to obtain the requisite approval for converting RMB into foreign currencies, any delays in obtaining such approval or future restrictions on currency exchange may restrict the ability of the Company's China Subsidiaries to remit sufficient foreign currency to pay dividends or other payments to the Company, or otherwise satisfy its obligations.
The level of cash held by the Company's PRC Subsidiaries was A$20.215 million (31 March 2017: A$14.233 million).
In addition, under PRC regulations, the Company's operating subsidiary, Zhongshan WINHA, may pay dividends only out of its accumulated profits, determined in accordance with the accounting standards and regulations prevailing in the PRC ('PRC GAAP')

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
DIRECTORS' DECLARATION

In the directors' opinion:

•
the attached financial statements and notes thereto comply with the Corporations Act 2001, Australian Accounting Standard AASB 134 'Interim Financial Reporting', the Corporations Regulations 2001 and other mandatory professional reporting requirements;

•
the attached financial statements and notes thereto give a true and fair view of the consolidated entity's financial position as at 30 September 2017 and of its performance for the financial half-year ended on that date; and

•	there are reasonable grounds to believe that the company will be able to pay its debts as and when they become due and payable.

Signed in accordance with a resolution of the directors made pursuant to section 303(5) of the Corporations Act 2001.

On behalf of the directors

Zhouwei Zhang
Chairman

12 December 2017
Melbourne

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
INDEPENDENT AUDITOR REVIEW REPORT

HLB Mann Judd

Accountants | Business and Financial Advisers

Independent auditor's review report to the members of WINHA Commerce and Trade
International Limited
Report on the Half-Year Financial Report Conclusion
We have reviewed the accompanying half-year financial report of WINHA Commerce and Trade International Limited ("the company") and its controlled entities ("the Group"), which comprises the consolidated statement of financial position as at 30 September 2017, the consolidated statement of profit or loss and other comprehensive income, the consolidated statement of changes in equity and the consolidated statement of cash flows for the half-year ended on that date, notes  comprising a summary of significant accounting policies and other explanatory notes, and the directors' declaration.
Based on our review, which is not an audit, we have not become aware of any matter that makes us believe that the half-year financial report of WINHA Commerce and Trade International Limited is not in accordance with the Corporations Act 2001 including:
(a)	giving a true and fair view of the Group's financial position as at 30 September 2017 and of its performance for the half-year ended on that date; and
(b)	complying with Accounting Standard AASB 134 Interim Financial Reporting and the
Corporations Regulations 2001.

Directors' Responsibility for the Half-Year Financial Report
The directors of the Company are responsible for the preparation of the half-year financial report that gives a true and fair view in accordance with Australian Accounting Standards and the Corporations Act 2001 and for such internal control as the directors determine is necessary to enable the preparation of the half-year financial report that gives a true and fair view and is free from material misstatement, whether due to fraud or error.
Auditor's Responsibility
Our responsibility is to express a conclusion on the half-year financial report based on our review. We conducted our review in accordance with Auditing Standard on Review Engagements ASRE 2410 Review of a Financial Report Performed by the Independent Auditor of the Entity in order to state whether, on the basis of the procedures described, we have become aware of any matter that makes us believe that the half-year financial report is not in accordance with the Corporations Act 2001 including: giving a true and fair view of the Group's financial position as at 30 September 2017 and its performance for the half-year ended on that date; and complying with Accounting Standard AASB 134 Interim Financial Reporting and the Corporations Regulations 2001. As the auditor of the Company, ASRE 2410 requires that we comply with the ethical requirements relevant to the audit of the annual financial report.

**HLB Mann Judd (VIC Partnership)**

Level 9, 575 Bourke Street, Melbourne VIC 3000 | GPO Box 2850, Melbourne VIC 3001 | DX 154 Melbourne | Tel: +61 (0)3 9606 3888 | Fax: +61 (0)3 9606 3800

Email: mailbox@hlbvic.com.au | Website: www.hlbvic.com.au

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HLB Mann Judd (VIC Partnership) is a member of HLB International. A world-wide network of independent accounting firms and business advisers.

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
INDEPENDENT AUDITOR REVIEW REPORT

A review of a half-year financial report consists of making enquiries, primarily of persons responsible for financial and accounting matters, and applying analytical and other review procedures. A review is substantially less in scope than an audit conducted in accordance with Australian Auditing Standards and consequently does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.
Independence
In conducting our review, we have complied with the independence requirements of the
Corporations Act 2001.

HLB Mann Judd             Jude Lau
Chartered Accountants Partner

Melbourne
12 December 2017